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                                                                      EXHIBIT 23


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Scotsman Industries, Inc. on Form S-8 (File Nos. 33-35870, 33-35871, 33-53482, 33-57219, 33-56353, 33-59397, and 33-60377) of our report dated February 3,
1997 on our audit of the consolidated financial statements of Kysor Industrial Corporation and Subsidiaries as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, which report is included in Amendment No. 1 to Form 8-K/A dated May 22, 1997.


                                                        COOPERS & LYBRAND L.L.P.


Detroit, Michigan
May 21, 1997